UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 24, 2009 (December 18, 2009)

Psychiatric Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-20488 (Commission File Number)	23-2491707 (IRS Employer Identification No.)
6640 Carothers Parkway, Suite 500, Franklin, Tennessee 37067
(Address of Principal Executive Offices)
(615) 312-5700
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 18, 2009, the Compensation Committee of the Board of Directors of Psychiatric Solutions, Inc. (the “Company”) approved salary increases for the named executive officers of the Company. Effective January 1, 2010, the annual base salary for the following executive officers shall be as follows:

Name	Title	2010 Base Salary
Joey A. Jacobs	Chairman, Chief Executive Officer and President	$1,545,000
Ronald M. Fincher	Chief Operating Officer	585,000
Jack E. Polson	Executive Vice President, Chief Accounting Officer	500,000
Brent Turner	Executive Vice President, Finance and Administration	500,000
Christopher L. Howard	Executive Vice President, General Counsel and Secretary	500,000
     In addition, on December 18, 2009, the Compensation Committee approved and adopted the Amended 2009 Long-Term Equity Compensation Plan (the “Amended 2009 Plan”) and the 2010 Long-Term Equity Compensation Plan (the “2010 Plan”).
     The Amended 2009 Plan replaces the 2009 Long-Term Equity Compensation Plan adopted by the Compensation Committee on March 2, 2009 and revises the criteria for which equity awards will be made by the Compensation Committee. The Amended 2009 Plan provides that the Company’s executive officers and certain key employees shall be eligible to participate in the Amended 2009 Plan. The Compensation Committee has the discretion to grant to eligible employees equity awards to purchase up to 1.5% of the Company’s aggregate issued and outstanding shares of Common Stock if the Company’s adjusted earnings per share (“EPS”) for 2009 is $2.11 or greater. The Amended 2009 Plan also provides for an additional equity award to eligible employees based on the amount that the Company’s 2009 adjusted EPS exceeds its 2008 adjusted EPS. If the Company’s 2009 adjusted EPS exceeds its 2008 adjusted EPS by not less than 14% but not more than 20%, the Company will grant additional equity awards of not more than 1% of the Company’s aggregate outstanding shares of Common Stock. If the Company’s adjusted EPS exceeds its 2008 adjusted EPS by not less than 20% but not more than 30%, the Company will grant additional equity awards of 1% to 1.5% of the Company’s aggregate outstanding shares of Common Stock. If the Company’s adjusted EPS exceeds its 2008 adjusted EPS by more than 30%, the Company will grant additional equity awards equal to 1.5% of the Company’s aggregate outstanding shares of Common Stock. The Compensation Committee retained the discretion to grant equity awards to eligible employees if the applicable criteria is not met. Equity awards shall vest in equal annual installments over four years. In the event that equity awards are to be granted under the Amended 2009 Plan, the Compensation Committee shall meet with the Company’s Chief Executive Officer on or before March 31, 2010 to determine the allocation of the equity awards to the eligible employees. The foregoing description of the Amended 2009 Plan is qualified in its entirety by reference to the Amended 2009 Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
     The 2010 Plan provides that the Company’s executive officers and certain key employees shall be eligible to participate in the 2010 Plan. The Compensation Committee has the discretion to grant to eligible employees stock options to purchase up to 1.5% of the Company’s aggregate issued and outstanding shares of Common Stock. The stock options shall vest in equal annual installments over four years. In addition, the Compensation Committee may grant to eligible employees a number of shares of restricted Common Stock not to exceed 1.5% of the Company’s aggregate outstanding shares of Common

Stock; provided that each share of restricted Common Stock granted under the 2010 Plan shall be counted as 2.5 shares of Common Stock for the purpose of the number of shares eligible to be granted to participants. The shares of restricted Common Stock shall vest in equal annual installments over four years; provided, however, if the Company’s adjusted EPS for 2010 does not exceed the Company’s budgeted EPS for 2010, then all shares of restricted Common Stock shall be forfeited. In the event that equity awards are to be granted under the 2010 Plan, the Compensation Committee shall meet with the Company’s Chief Executive Officer on or before March 31, 2011 to determine the allocation of the equity awards to the eligible employees. The foregoing description of the 2010 Plan is qualified in its entirety by reference to the 2010 Plan, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
10.1	Psychiatric Solutions, Inc. Amended 2009 Long-Term Equity Compensation Plan
10.2	Psychiatric Solutions, Inc. 2010 Long-Term Equity Compensation Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHIATRIC SOLUTIONS, INC.
Date: December 24, 2009	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits

10.1	Psychiatric Solutions, Inc. Amended 2009 Long-Term Equity Compensation Plan

10.2	Psychiatric Solutions, Inc. 2010 Long-Term Equity Compensation Plan